UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20–5701514
(State of Incorporation or Organization)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:  333-200462, 333-200818

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.00% Senior Notes due 2029	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Explanatory Note

This Registration Statement on Form 8-A is being filed by TravelCenters of America LLC, a Delaware limited liability company (the “Registrant”), in connection with the registration of its 8.00% Senior Notes due 2029 (the “Notes”), under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the listing of the Notes on the New York Stock Exchange.

Item 1.                     Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of the Notes to be registered hereunder, set forth under the heading “Description of Notes” in the Prospectus of the Registrant filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), related to the Registrant’s Registration Statement on Form S-1 (File No. 333-200462), initially filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2014 and as amended on December 4, 2014 and December 8, 2014, and the Registrant’s Registration Statement on Form S-1 (File No. 333-200818) filed pursuant to Rule 462(b) under the Securities Act.

Item 2.                     Exhibits.

Exhibit	Description
4.1

Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed January 15, 2013)

4.2	Second Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of December 16, 2014 (filed herewith)

4.3	Form of 8.00% Senior Notes due 2029 (included in Exhibit 4.2 above)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date: December 16, 2014	By:	/s/ Andrew J. Rebholz
		Name:	Andrew J. Rebholz
		Title:	Executive Vice President, Chief Financial Officer and Treasurer